SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) April 5, 1999
                                  -------------




                           GENERAL MOTORS CORPORATION
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            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48265-1000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5. OTHER EVENTS

      On April 6, 1999, General Motors Corporation (GM) issued the following news release announcing it has redeemed its Series-B 9-1/8% Preference stock. The news release is as follows:

          GM EFFECTS REDEMPTION OF SERIES B 9-1/8% PREFERRENCE STOCK

         DETROIT - General Motors Corporation today announced that, effective at the close of business yesterday, it has redeemed its Series-B 9-1/8% Preference stock. The approximately 20 million outstanding depositary shares had a face value of more than $500 million.

         GM redeemed the stock at $25 per depositary share plus accrued and unpaid dividends of $0.60 per share, for a total redemption of $25.60 per depositary share. The shares, issued in December 1991, were redeemable at GM's option beginning on January 1, 1999. GM announced the planned redemption on March 4, 1999.

         As of the redemption, the Series-B depositary shares are no longer considered to be outstanding, dividends will no longer accrue, and the only right the holder retains is the right to receive the redemption price once the depositary share receipts have been properly surrendered.

         The redemption agent is the depositary, BankBoston, N.A., 150 Royal Street, Canton, Mass., 02021. Shareholders with questions about Series-B depositary shares or the redemption may call Georgeson & Company at 1-800-223-2064.


                                 * * * * * *


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    April 9, 1999
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                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)















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